                                                                     EXHIBIT 3.3

                                                                 REVISED 2/15/96
                                                                 ---------------
                                    BY-LAWS
                                       OF
                      SANTA ANITA REALTY ENTERPRISES, INC.
                            (a Delaware corporation)


                                   ARTICLE I
                                    Offices

     Section 1.1.  Registered Office.  The registered office shall be in the
                   -----------------
City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2.  Other Offices.  The Corporation may also have offices at such
                   -------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                     Business Purpose and Investment Policy

     Section 2.1.  Corporation Taxed as Real Estate Investment Trust.  The
                   -------------------------------------------------
Corporation shall conduct its business in such a manner as to be qualified to be taxed as a real estate investment trust under Sections 856-858 of the Internal Revenue Code of 1954, as heretofore or hereafter amended.

     Section 2.2.  Investment Policy.  It is the general purpose of the
                   -----------------
Corporation that the assets of the Corporation be invested principally in real property and interests in real estate.


                                  ARTICLE III
                            Meetings of Stockholders

     Section 3.1.  Place.  All meetings of the stock-holders for the election of
                   -----
directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time or place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 3.2.  Annual Meetings.  The annual meetings of stockholders shall
                   ---------------
be held on the third Thursday in May of each year at 10 o'clock A.M. of said day, the first such meeting to be held on the third Thursday in May

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1981; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of stockholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders. If for any annual meeting the Board of Directors shall fix a different day or hour, such action shall be deemed an amendment of this Section 3.2 effective until the adjournment of that annual meeting sine die.
        ---- ---

     Written notice of each annual meeting shall be given to each stockholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such stockholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a stockholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each stockholder entitled thereto not less than ten nor more than sixty days before each annual meeting. Such notices shall specify the

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place, the day and the hour of such meeting and shall state such other matters if any, as may be expressly required by statute.

     Section 3.3.  Special Meetings.  Special meetings of the stockholders, for
                   ----------------
any purpose or purposes whatsoever, may be called at any time by the Board of Directors. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders. Notices of any special meeting shall specify, in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

     Section 3.4.  Business To Be Brought Before Meetings.  In order to be
                   ---------------------------------------
properly brought before any meeting of stockholders held pursuant to this
Article III, business (including the election of directors) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In order for any such business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. In order to be timely, a

                                      -4-
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stockholder's notice must be received at the principal executive offices of the
Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that a meeting is called for a date other than that specified in the By-laws, and less than 75 days' prior public disclosure of such date is given, notice by the stockholder in order to be timely must be received by the Secretary of the Corporation not later than the close of business on the fifteenth (15th) calendar day following the day on which such public disclosure of the date of the meeting was made. If a stockholder intends to nominate a candidate or candidates for director at any meeting of stockholders, such stockholder's notice to the Secretary shall set forth the name, age, address and principal occupation of each such nominee and the amount and type of the Corporation's stock held by each such nominee, together with any additional information reasonably necessary to determine the eligibility of each such nominee and any information required to be disclosed in the solicitation of proxies in respect of each such nominee by Schedule 14A, as amended from time to time, or other applicable Rules and Regulations of the Securities and Exchange Commission. The notice to the Secretary shall also set forth the name, address and the amount and type of beneficial ownership of the Corporation's stock of the stockholder intending to nominate the candidate or candidates identified in the notice to the Secretary. Any

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

stockholder desiring to bring any other business before any annual meeting of stockholders shall set forth in such stockholder's notice to the Secretary (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's stock that are beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business. In order to be properly brought before any special meeting of stockholders (other than any special meeting held for the purpose of electing directors), business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

     Notwithstanding anything in the By-laws to the contrary, no business (including the election of directors) shall be conducted at the meeting except in accordance with the procedures set forth in this Section 3.4; provided however, that nothing in this Section 3.4 shall preclude or be deemed or construed to preclude discussion by any stockholder of any business properly brought before the annual meeting of stockholders.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.4, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 3.5.  List of Stockholders.  The officer who has charge of the
                   --------------------
stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 3.6.  Quorum.  The holders of a majority of the stock issued and
                   ------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by

                                      -7-
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statute.  If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 3.7.  Questions Before Meeting.  When a quorum is present at any
                   ------------------------
meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting unless the question is one upon which by express provision of the statutes, of these By-laws or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 3.8.  Action Without Meeting.  Any action required or permitted to
                   ----------------------
be taken by holders of stock of the

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Corporation must be taken at a meeting of such holders and may not be taken by consent in writing.

     Section 3.9.  Waiver of Notice.  Whenever notice is required to be given
                   ----------------
under the Delaware Corporation Law or the Certificate of Incorporation or the By-laws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

                                   ARTICLE IV
                                   Directors

     Section 4.1.  Size of Board. The Board of Directors shall consist of twelve
                   -------------
members, or as many as shall be determined from time to time by resolution of the Board.

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

     Section 4.2.  Election of Directors.  The directors shall be divided into
                   ---------------------
three classes, designated Class I, Class II, and Class III, such classes to be as nearly equal in number as possible. At the annual meeting of stockholders in 1986, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter at each annual meeting of stockholders, directors shall be chosen for a term of three years to succeed those whose terms then expire and shall hold office until the third following annual meeting of stockholders and until the election of their respective successors. Directors need not be stockholders.

     Section 4.3.  Vacancies.  Vacancies and newly created directorships
                   ---------
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the unexpired term of the vacant directorship, or, in the case of any increase in the number of directors, as designated by the directors then in office, consistent with the provisions of Section 4.2. If there are no directors in office, then an election of directors may be

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

held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     Section 4.4.  Powers.  The business of the Corporation shall be managed by
                   ------
its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

     Section 4.5.  Meetings.  The Board of Directors of the Corporation may hold
                   --------
meetings, both regular and special, either within or without the State of Delaware.

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     Section 4.6.  First Meeting.  The first meeting of each newly elected Board
                   -------------
of Directors shall be held immediately following the annual meeting of stockholders at which such directors are elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 4.7.  Regular Meetings.  Regular meetings of the Board may be held
                   ----------------
without notice at such time and at such place as shall from time to time be determined by the Board.

     Section 4.8.  Special Meetings.  Special meetings of the Board may be
                   ----------------
called by the Secretary at the request of the Chairman of the Board or President on two business days' notice to each director, either personally or by mail, by telegram or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

     Section 4.9.  Quorum.  At all meetings of the Board a majority of the total
                   ------
number of directors shall

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constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 4.10.  Conference Telephone.  Unless otherwise restricted by the
                    --------------------
Certificate of Incorporation or these By-laws, members of the Board of Directors (or any committee designated by the Board) may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 4.11.  Unanimous Consent.  Unless other-wise restricted by the
                    -----------------
Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto

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

in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 4.12.  Committees.  The Board of Directors may, by resolution
                    ----------
passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 4.13.  Minutes.  Each committee shall keep regular minutes of its
                    -------
meetings and report the same to the Board of Directors when required.

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     Section 4.14.  Fees and Compensation.  Directors and members of committees
                    ---------------------
may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.


                                   ARTICLE V
                                    Notices

     Section 5.1.  Methods of Notice.  Whenever, under the provisions of the
                   -----------------
Laws of the State of Delaware or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

     Section 5.2.  Waiver.  Whenever any notice is required to be given under
                   ------
the provisions of the statutes or of the Certificates of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons

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entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VI
                                    Officers

     Section 6.1.  Officers.  The Officers of the Corporation shall be a
                   --------
President, a Vice President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 6.3 and Section 6.5 of this Article. The Board of Directors may also choose, in its discretion, a Chairman of the Board and one or more Vice Chairmen of the Board. The positions of Chairman of the Board and Vice Chairman of the Board shall not constitute officers of the Corporation. One person may hold two or more offices.

     Section 6.2.  Election.  The officers of the Corporation, except such
                   --------
officers as may be appointed in accordance with the provisions of Section 6.3 or
Section 6.5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     Section 6.3.  Subordinate Officers, etc.  The Board of Directors may
                   --------------------------
appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board of Directors may from time to time determine.

     Section 6.4.  Removal and Resignation.  Any officer may be removed, either
                   -----------------------
with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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     Section 6.5.  Vacancies.  A vacancy in any office because of death,
                   ---------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

     Section 6.6.  Salaries.  The salaries and other compensation of all
                   --------
officers of the Corporation shall be fixed by the Board of Directors.

     Section 6.7.  Chairman of the Board.  The Chairman of the Board shall, if
                   ---------------------
present, preside at all meetings of the Board of Directors.

     Section 6.7A.  Vice Chairman of the Board.  In the absence of the Chairman
                    --------------------------
of the Board, the Vice Chairman of the Board designated by the Board of Directors shall preside at all meetings of the Board of Directors.

     Section 6.8.  President.  The President shall be the Chief Executive
                   ---------
Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board and the Vice Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of the president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.

     Section 6.9.  Vice President.  In the absence or disability of the
                   --------------
President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-laws.

     Section 6.10.  Secretary.  The Secretary shall keep or cause to be kept, at
                    ---------
the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the By-laws or bylaw to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-laws.

     Section 6.11.  Treasurer.  The Treasurer shall keep and maintain, or cause
                    ---------
to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

     The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.


                                  ARTICLE VII
                          Stock and Stock Certificates

     Section 7.1.  Right to Certificate.  Every holder of stock in the
                   --------------------
Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation, by the Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 7.2.  Statements Setting Forth Rights.  If the Corporation shall be
                   -------------------------------
authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations and restrictions of such preferences and rights.

     Section 7.3.  Facsimile Signatures.  Any of or all the signatures on the
                   --------------------
certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 7.4.  Lost Certificates.  Except as hereinafter in this section
                   -----------------
provided, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board of Directors may, however, in case any certificate for shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board shall determine.

     Section 7.5.  Transfers of Stock.
                   ------------------

     (a) Subject to paragraphs (b), (c) and (d) of this Section 7.5, upon surrender to any transfer agent of the Corporation of a certificate for shares of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     (b) Subject to the provisions of subparagraph (vi) of this paragraph (b), beginning at the time that (A) the merger of Santa Anita Consolidated, Inc. ("Santa Anita") into the Corporation and (B) the payment by the Corporation of the dividend in kind of the shares of Santa Anita Operating Company, a Delaware corporation ("Operating

Company"), shall have both occurred (hereinafter called the "effective time of the restriction"), and continuing thereafter until such time as the limitation on transfer provided for in the Pairing Agreement between the Corporation and Operating Company shall be terminated in the manner therein provided:

               (i) The shares of common stock of the Corporation shall not be transferable, and shall not be transferred on the books of the Corporation, unless (1) a simultaneous transfer is made by the same transferor to the same transferee, or (2) such transferor has previously arranged with Operating Company for the transfer to the transferee, of a like number of common shares of Operating Company and such shares are paired with one another.

              (ii) Except for certificates representing shares of common stock of this Corporation referred to in subparagraph (vi) below, each certificate evidencing ownership of shares of common stock of this Corporation (including certificates issued by Santa Anita) issued and not cancelled prior to the effective time of the restriction shall be deemed to evidence a like number of shares of common stock of Operating Company.

             (iii) Except for certificates representing common stock of this Corporation referred to in subparagraph (vi) below, any registered holder of a certificate evidencing ownership of shares of common stock of the Corporation (including certificates issued by Santa Anita) issued prior to the effective time of the restriction may, upon request and presentation of said certificate to the Corporation's transfer agent, obtain in substitution therefor a certificate or certificates registered in such holder's name evidencing the same number of shares of common stock of the Corporation and a like number of common shares of Operating Company.

              (iv) A conspicuous legend shall be placed on the face of each certificate evidencing ownership of shares of common stock of the Corporation issued after the effective time of the restriction, referring to the restrictions on transfer set forth in the Corporation's By-laws.

               (v) For purposes of this paragraph (b) only, the terms "common stock" and "common shares" shall include preferred stock which is convertible into shares of common stock.

              (vi) Notwithstanding the other provisions of this paragraph (b), any stockholder whose ownership of Operating Company common stock at the effective time of the restriction would be deemed, after application of the attribution rules of the Internal Revenue Code of 1954 (the "Code"), to result in the Corporation owning, directly or indirectly, more than 9.25% of the Operating Company common stock will not be subject to the restrictions imposed by this paragraph (b) to the extent that such ownership would cause the Corporation, directly or indirectly, to be deemed to own, after application of the attribution rules of the Code, more than 9.25% of the total number of the outstanding shares of Operating Company, provided that (1) a sufficient amount of Operating Company common stock (or the right to receive such common stock) which would otherwise be paired with common stock of the Corporation is sold to a transferee so that the Corporation, directly or indirectly, after application of the attribution rules of the Code, will not own in excess of 9.25% of the outstanding Operating Company common stock, (2) all holders of the unpaired shares enter into an agreement, satisfactory to the Boards of Directors of the Corporation, Operating Company and Santa Anita, providing that such shares not be transferable by sale or any other means, without arranging for such shares to be paired with an equal number of shares of Operating Company, unless such sale is made to the Corporation or Operating Company, and (3) such stockholder executes a waiver of any claims he or she may have arising out of the close business relationship between the Corporation and Operating Company and claims arising out of conflicts of interest inherent in such business relationship. The other provisions of this paragraph (b) shall apply to all shares of the Corporation otherwise held by any stockholder unless they are specifically exempted by this subparagraph (vi).

          (c) If the Board of Directors shall at any time and in good faith be of the opinion that direct or indirect ownership of shares of either common stock or preferred stock, or both, of the Corporation has or may become concentrated to an extent which would cause this Corporation to fail to qualify or be disqualified as a real estate investment trust by virtue of Section 856(a)(5) and (6) of the Code, or similar provisions of successor statutes, the Board of Directors shall have the power (i) by lot or other means deemed equitable by them to call for purchase from any stockholder of the Corporation such number of shares sufficient in the opinion of the Board of Directors to maintain or bring the direct or indirect ownership of shares of stock of the Corporation into conformity with the requirements of said Section 856(a)(5) and
(6) and (ii) to
refuse to register the transfer of shares of stock to any person whose acquisition of such shares would, in the opinion of the Board of Directors, result in the Corporation being unable to conform to the requirements of said
Section 856(a)(5) and (6). The purchase price for the shares of stock purchased pursuant hereto shall be equal to the fair market value of such shares as reflected in the closing price for such shares on the principal stock exchange on which such shares are listed or, if such shares are not listed, then the last bid quotation for shares of stock as of the close of business on the date fixed by the Board of Directors for such purchase or, if no quotation for the shares is available, as determined in good faith by the Board of Directors. From and after the date fixed for purchase by the Board of Directors, the holder of any shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. In order to further assure that ownership of the shares of stock does not become so concentrated, any transfer of shares that would prevent the Corporation from continuing to be qualified as a real estate investment trust by virtue of the application of
Section 856(a)(5) and (6) of the Code shall be void ab initio and the intended
                                                    -- ------
transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation. For purposes of determining whether the Corporation is in compliance with Section 856(a)(5) and (6), Section 542(a)2) and Section 544 of the Code, or similar provisions of successor statutes, shall be applied.

          (d) In addition to the requirements of subparagraph (c) above, if the Board of Directors shall at any time and in good faith be of the opinion that direct or indirect ownership of shares of either common stock or preferred stock, or both, of the Corporation has or may become concentrated to an extent which would cause any rent to be paid to this Corporation to fail to qualify or be disqualified as rent from real property by virtue of Section 856(d)(2)(B) of the Code, or similar provisions of successor statutes, the Board of Directors shall have the power (i) by lot or other means deemed equitable by them to call for purchase from any stockholder of the Corporation such number of shares sufficient in the opinion of the Board of Directors to maintain or bring the direct or indirect ownership of shares of stock of the Corporation into conformity with the requirements of Section 856(d)(2)(B) and (ii) to refuse to register the transfer of shares of stock to any person whose acquisition of such shares would, in the opinion of the Board of Directors, result in this Corporation being unable to conform to the requirements of said Section 856(d)(2)(B). The purchase price for the shares of stock purchased pursuant hereto shall be equal to the fair market value of such shares as reflected in the closing price for such shares on the principal stock exchange on which such shares are listed, or if such shares are not listed, then the last bid quotation for shares of stock, as of the close of business on the date fixed by the Board of Directors for such purchase or, if no quotation for the shares is available, as determined in good faith by the Board of Directors. From and after the date fixed for purchase by the Board of Directors, the holder of any shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. In order to further assure that ownership of the shares of stock does not become so concentrated, any transfer of shares that would prevent this Corporation from continuing to be qualified as a real estate investment trust by virtue of the application of Section 856(d)(2)(B) of the Code shall be void ab
                                                                            --
initio and the intended transferee of such shares shall be deemed never to have
- ------
had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation. For purposes of determining whether this Corporation is in compliance with Section 856(d)(2)(B), Section 856(d)(5) of the Code, or similar provisions of successor statutes, shall be applied.

          (e) The stockholders of the Corporation shall upon demand disclose to the Board of Directors in writing such information with respect to their direct and indirect ownership of the stock of the Corporation as the Board of Directors deems necessary to determine whether the Corporation satisfies the provisions of
Section 856(a)(5) and (6) and 856(d) of the Code and the regulations thereunder as the same shall be from time to time amended, or to comply with the requirements of any other taxing authority.

          Section 7.6.  Form of Consideration.  In purchasing such shares from
                        ---------------------
any shareholder in accordance with the foregoing provisions, the Corporation may pay consideration in the form of cash or, at the option of the Board of Directors, in the form of subordinated indebtedness of the Corporation. The principal amount of such subordinated indebtedness shall be equal to the purchase price of the shares (less amounts paid in cash, if any) and it shall have such other terms as may be determined by the Board of Directors at the time of issuance.

          Section 7.7.  Record Date.  In order that the Corporation may
                        -----------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereto, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 7.8.  Registered Stockholders.  The Corporation shall be
                        -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

          Section 7.9.  Transfer Agents and Registrars.  The Board of Directors
                        ------------------------------
may appoint one or more corporate transfer agents and registrars.

          Section 7.10.  Dividends.  Dividends upon the capital stock of the
                         ---------
Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

          Section 7.11.  Reserves.  Before payment of any dividend, there may be
                         --------
set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII
                         Indemnification and Insurance

          Section 8.1.  Right to Indemnification.  Each person who was or is a
                        ------------------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
Section 8.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          Section 8.2.  Right of Claimant to Bring Suit.  If a claim under
                        -------------------------------
Section 8.1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

          Section 8.3.  Non-Exclusivity of Rights.  The right to indemnification
                        -------------------------
and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 8.4.  Insurance.  The Corporation may maintain insurance, at
                        ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

          Section 8.5.  Expenses as a Witness.  To the extent that any director,
                        ---------------------
officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

          Section 8.6.  Indemnity Agreements.  The Corporation may enter into
                        --------------------
agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.


                                   ARTICLE IX
                               General Provisions

          Section 9.1.   Annual Reports.  Not later than one hundred twenty
                         --------------
(120) days after the close of each fiscal year of the Corporation, the Board of Directors shall mail a report of the business and operation of the Corporation during such fiscal year to the stockholders. The report shall be in such form and have such content as the Board deems proper. This report shall include a balance sheet and a statement of income and surplus and a statement of changes in financial position of the Corporation. Such financial statements shall be accompanied by the report of an independent certified public accountant thereon.

          Section 9.2.  Quarterly Reports.  Within 90 days after the close of
                        -----------------
each of the first three quarters of each fiscal year of the Corporation, the Board of Directors shall send interim reports to the stockholders, having such form and content as the Board of Directors deems proper.

          Section 9.3.  Fiscal Year.  The fiscal year of the Corporation shall
                        -----------
be fixed by resolution of the Board of Directors.

          Section 9.4.  Seal.  The corporate seal shall have inscribed thereon
                        ----
the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 9.5.  Checks, Drafts, etc.  All checks, drafts or other orders
                        -------------------
for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

          Section 9.6.  Representation of Shares of Other Corporations.  The
                        ----------------------------------------------
President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

          Section 9.7.  Employee Stock Purchase Plans.  The Corporation may,
                        -----------------------------
upon terms and conditions herein authorized, provide and carry out an employee stock purchase plan or plans providing for the issue and sale, or for the granting of options for the purchase, of its unissued shares, or of issued shares purchased or to be purchased or acquired, to employees of the Corporation or of any subsidiary or to a trustee on their behalf. Such plan may provide for such consideration as may be fixed therein, for the payment of such shares in installments or at one time and for aiding any such employees in paying for such shares by compensation for services or by loans from the Corporation or otherwise. Any such plan before becoming effective must be approved or authorized by the Board of Directors of the Corporation.

          Such plan may include, among other things, provisions determining or providing for the determination by the Board of Directors, or any committee thereof designated by the Board of Directors, of: (a) eligibility of employees (including officers and directors) to participate therein, (b) the number and class of shares which may be subscribed for or for which options may be granted under the plan,

(c) the time and method of payment therefor, (d) the price or prices at which such shares shall be issued or sold, (e) whether or not title to the shares shall be reserved to the Corporation until full payment therefor, (f) the effect of the death of an employee participating in the plan or termination of his employment, including whether there shall be any option or obligation on the part of the Corporation to repurchase the shares thereupon, (g) restrictions, if any, upon the transfer of the shares, and the time limits and termination of the plan, (h) termination, continuation or adjustments of the rights of participating employees upon the happening of specified contingencies, including increase or decrease in the number of issued shares of the class covered by the plan without receipt of consideration by the Corporation or any exchange of shares of such class for stock or securities of another corporation pursuant to a reorganization or merger, consolidation or dissolution of the Corporation, (i) amendment, termination, interpretation and administration of such plan by the Board of Directors or any committee thereof designated by the Board of Directors, and (j) any other matters, not repugnant to law, as may be included in the plan as approved or authorized by the Board of Directors or any such committee.

                                   ARTICLE X

                                   Amendments

          Section 10.1.  Power of Stockholders.  New By-laws may be adopted or
                         ---------------------
these By-laws may be amended or repealed by the stockholders only by the affirmative vote of at least 80% of the voting power of the Corporation, except as otherwise provided by law. Any proposal to amend or repeal, or adopt any provisions inconsistent with, Article Tenth of the Certificate of Incorporation shall require for approval the affirmative vote of at least 80% of the voting power of the Corporation.

          Section 10.2.  Power of Directors.  Subject to the right of
                         ------------------
stockholders as provided in Section 10.1 of this Article X to adopt, amend or repeal By-laws, By-laws may be adopted, amended or repealed by the Board of Directors; provided, however, that Section 7.5 of these By-laws may not be amended or repealed except with approval of the holders of 80% of the outstanding common stock of the Corporation.